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                                                                    EXHIBIT 24.1

                                 POWER OF ATTORNEY

We, the undersigned officers and directors of Viisage Technology, Inc., hereby jointly and severally constitute and appoint Thomas J. Colatosti and Charles J. Johnson, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Viisage Technology, Inc. to comply with the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

Signature                        Title
---------                        -----

By: /s/ Denis K. Berube          Chairman of the Board of Directors
    -------------------
    Denis K. Berube


By: /s/ Thomas J. Colatosti      President and Chief Executive Officer
    -----------------------      (Principal Executive Officer)
    Thomas J. Colatosti


By: /s/ Charles J. Johnson       Secretary and Director
    ----------------------
    Charles J. Johnson


By: /s/ Harriet Mouchly-Weiss    Director
    -------------------------
    Harriet Mouchly-Weiss


By: /s/ Peter Nessen             Director
    ----------------
    Peter Nessen


By: /s/ Thomas J. Reilly         Director
    --------------------
    Thomas J. Reilly


By:  /s/ Charles E. Levine       Director
     ---------------------
     Charles E. Levine